Exhibit B

Form of Right Certificate
Certificate No. R-	________ Rights
NOT EXERCISABLE AFTER APRIL 14, 2004, OR EARLIER
IF REDEEMED BY THE CORPORATION.  THE RIGHTS ARE
SUBJECT TO REDEMPTION AT $.01 PER RIGHT ON THE
TERMS SET FORTH IN THE RIGHTS AGREEMENT.
UNDER CERTAIN CIRCUMSTANCES SET FORTH IN THE
RIGHTS AGREEMENT, RIGHTS ISSUED TO, OR HELD BY,
ANY PERSON WHO IS, WAS OR BECOMES AN ACQUIRING
PERSON OR AN AFFILIATE OR ASSOCIATE THEREOF (AS
DEFINED IN THE RIGHTS AGREEMENT) AND CERTAIN
RELATED PERSONS, WHETHER CURRENTLY HELD BY OR ON
BEHALF OF SUCH PERSON OR BY ANY SUBSEQUENT HOLDER,
SHALL BECOME NULL AND VOID.
Right Certificate
Loctite Corporation
This certifies that _____________, or
registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of April 14, 1994 (the "Rights Agreement"), between Loctite Corporation, a Delaware corporation
(the "Corporation"), and The First National Bank of
Boston (the "Rights Agent"), to purchase from the Corporation at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M., New York time, on April 14, 2004, unless the Rights evidenced hereby shall have been previously redeemed by the Corporation, at the principal office or offices of the Rights Agent designated for such purpose, or at the office of its successor as Rights
Agent, one fully paid non-assessable share of Common
Stock, with a par value of $.01 per share (the "Common
Shares"), of the Corporation, at a purchase price of $175.00 per Common Share (the "Purchase Price"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed.
The number of Rights evidenced by this Right
Certificate (and the number of Common Shares which may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of April 14, 1994, based on the Common Shares as constituted at such date.
Upon the occurrence of a Section 11(a)(ii)
Event (as such term is defined in the Rights
Agreement), if the Rights
evidenced by this Right
Certificate are beneficially owned by (i) an Acquiring
Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement), (ii) a transferee of any such Acquiring Person, Affiliate or Associate who becomes a transferee after the Acquiring Person becomes such, or
(iii) under certain circumstances specified in the Rights Agreement, a transferee of any such Acquiring
Person, Affiliate or Associate who becomes a transferee prior to or concurrently with the Acquiring Person becoming such, such Rights shall become null and void and no holder hereof shall have any right with respect to such Rights from and after the occurrence of such
Section 11(a)(ii) Event.
As provided in the Rights Agreement, the Purchase Price and the number of Common Shares or other securities which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events, including Triggering
Events (as such term is defined in the Rights
Agreement).
This Right Certificate is subject to all of the terms, provisions and conditions of the Rights
Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Corporation and the holders of the Right Certificates, which limitations of rights include the temporary suspension of the exercisability of such Rights under the specific circumstances set forth in the Rights
Agreement. Copies of the Rights Agreement are on file at the principal executive offices of the Corporation and the principal office or offices of the Rights
Agent.
This Right Certificate, with or without other
Right Certificates, upon surrender at the principal office of the Rights Agent, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of Common Shares or other securities as the Rights evidenced by the Right
Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right
Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.
Subject to the provisions of the Rights
Agreement, the Rights evidenced by this Certificate may be redeemed by the Corporation at a redemption price of $.01 per Right (subject to adjustment as provided in the Rights Agreement) payable in Common Shares or cash.

No fractional Common Shares will be issued upon the exercise of any Right or Rights evidenced hereby, but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.
No holder of this Right Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Common Shares or of any other securities of the Corporation which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder thereof, as such, any of the rights of a stockholder of the Corporation or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders
(except as provided in the Rights Agreement), or to receive dividends or other distributions or to exercise any preemptive or subscription rights, or otherwise, until the Right or Rights evidenced by this Right
Certificate shall have been exercised as provided in the Rights Agreement.
This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.
WITNESS the facsimile signature of the proper officers of the Corporation and its corporate seal.
Dated as of _________, ____.

ATTEST:	LOCTITE CORPORATION
		By
Name:	Name:
Title:	Title:
Countersigned:

THE FIRST NATIONAL
  BANK OF BOSTON
By
Authorized Signatory
Name:
Title:

Form of the Reverse Side of Right Certificate
FORM OF ASSIGNMENT
(To be executed by the registered holder if such holder desires to transfer the Right Certificate.)
FOR VALUE RECEIVED
hereby sells, assigns and transfers unto

(Please print name and address of transferee)

this Right Certificate, together with all right, title
and interest therein, and does hereby irrevocably
constitute and appoint _______________ Attorney, to
transfer the within Right Certificate on the books of
the within-named Corporation, with full power of
substitution.
Dated:                  ,

Signature
Signature Guaranteed:
Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities
Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

The undersigned hereby certifies that (1) the Rights evidenced by this Right Certificate are not being sold, assigned or transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement) and (2) after due inquiry and to the best knowledge of the undersigned, the undersigned did not acquire the Rights evidenced by this Right Certificate from any Person who is or was an Acquiring Person or an Affiliate or Associate thereof
(as such terms are defined in the Rights Agreement).


Signature

Form of the Reverse Side of Right Certificate -- continued
FORM OF ELECTION TO PURCHASE
(To be executed by the registered holder if such holder desires to exercise Rights represented by the Right
Certificate.)
To the Rights Agent:
The undersigned hereby irrevocably elects to exercise ______________ Rights represented by this Right Certificate to purchase the Common Shares or other securities issuable upon the exercise of such Rights and requests that certificates for such Common
Shares or other securities be issued in the name of:
Please insert social security
or other identifying number


(Please print name and address)

If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right
Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:
Please insert social security
or other identifying number


(Please print name and address)

Dated:                  ,

Signature
Signature Guaranteed:
Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities
Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

Form of the Reverse Side of Right Certificate -- continued

The undersigned hereby certifies that (1) the Rights evidenced by this Right Certificate are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the Rights
Agreement) and (2) after due inquiry and to the best knowledge of the undersigned, the undersigned did not acquire the Rights evidenced by this Right Certificate from any Person who is or was an Acquiring Person or an Affiliate [or Associate] thereof (as such terms are defined in the Rights Agreement).

	Signature

NOTICE
The signature on the foregoing Forms of
Assignment and Election and certificates must conform to the name as written upon the face of this Right
Certificate in every particular, without alteration or enlargement or any change whatsoever.
In the event the certification set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, the Corporation and the Rights Agent will deem the Beneficial Owner (as such term is defined in the Rights
Agreement) of the Rights evidenced by this Right
Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement) and such Assignment or Election to Purchase will not be honored.